EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST

DECLARES JANUARY CASH DISTRIBUTION

Dallas, Texas, January 20, 2004 – Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.173532 per unit, payable on February 13, 2004, to unitholders of record on January 30, 2004. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions:

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	23,300	213,000	$28.07	$4.86

Prior Month	25,100	207,000	$27.37	$5.02

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free – 877/228-5084 www.crosstimberstrust.com